Exhibit 99.4
ALTRIA GROUP, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
For the Years Ended December 31, 2006, 2005 and 2004
(in millions)

		Additions
	Balance at	Charged to	Charged to		Balance at
	Beginning	Costs and	Other		End of
Description	of Period	Expenses	Accounts	Deductions	Period
			(a)	(b)
2006:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$516	$-	$516	$-
Allowance for doubtful accounts	21	7	-	7	21
Allowance for returned goods	2	1	-	2	1

	$23	$524	$-	$525	$22

FINANCIAL SERVICES:
Allowance for losses	$596	$103	$-	$219	$480

2005:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$529	$-	$529	$-
Allowance for doubtful accounts	21	4	(1)	3	21
Allowance for returned goods	14	(6)	-	6	2

	$35	$527	$(1)	$538	$23

FINANCIAL SERVICES:
Allowance for losses	$497	$200	$-	$101	$596

2004:
CONSUMER PRODUCTS:
Allowance for discounts	$1	$532	$-	$533	$-
Allowance for doubtful accounts	20	3	3	5	21
Allowance for returned goods	21	14	-	21	14

	$42	$549	$3	$559	$35

FINANCIAL SERVICES:
Allowance for losses	$396	$140	$-	$39	$497

Notes:

(a)	Primarily related to currency translation.

(b)	Represents charges for which allowances were created.

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